MICROFIELD GROUP, INC.
                              an Oregon corporation



                             SUBSCRIPTION AGREEMENT



Steven M. Wright, President & CEO
Microfield Group, Inc.
1631 NW Thurman, Suite 310
Portland, OR  97209

Dear Sir:

         You have provided me with certain information regarding Microfield Group, Inc., an Oregon corporation (the "Company"), including information relating to the financial status, management, and products of the Company. This information includes without limitation the Velagio Solutions, Inc. Consolidated and Projected Income Statements and Balance Sheet for September to December, 2003 and Quarterly Statements for 2004, Company's 2002 10-KSB and its first and second quarter 10-QSB, recent Company press releases, Company product literature, and the 2003 investor presentation materials. You have also provided me with the opportunity to ask questions and to request information regarding the Company.

         In light of that information, I agree with the Company as follows:

         1. PURCHASE. Subject to the terms and conditions of this Subscription Agreement and for valuable consideration, I irrevocably tender this Subscription Agreement for purchase of 225,535 shares of the Company's Series 2 Preferred Shares (the "Shares"), for the total purchase price of $94,725.

         2. CONDITION TO PURCHASE. The Purchase described in Section 1 is contingent upon the Company completing the merger of wholly owned subsidiaries of the Company with Velagio, Inc., and Christenson Technology Services, Inc. The Purchase Price will be due within 10 days' notice from the Company to me of the closing of the merger transactions.

         3.       REPRESENTATION BY SUBSCRIBER. I represent and warrant:

                  a. I understand that the Shares have not been registered under the Securities Act of 1933 and that I have no right to require registration;

                  b. I have adequate means of providing for my current needs and possible personal contingencies without having to resort to the funds contemplated to be used for the purchase of Shares;

                  c. I have made an independent investment decision relating to the Shares based upon the information you provided to me;






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
                  d.       I am an accredited investor

                           and  as an individual (check one):

                           ___      have a net worth in excess of $1,000,000;

                           ___      have individual income in excess of $200,000
in each of the two most recent years and have reasonable expectation of reaching the same income level in the current year;

                           ___      have joint (with spouse) income in excess of
$300,000 in each of the two most recent years and have reasonable expectation of reaching the same income level in the current year; or

                           ___      am a director, officer, or general partner
of the issuer of the securities being offered or sold or a director, executive officer, or general partner of a general partner of the issuer.

                  e. I have a net worth sufficient to bear the risk of losing my entire investment and I have sufficient knowledge and experience in financial matters so as to be able to evaluate the relative risks and merits of an investment in the Company when it is offered;

                  f. The Shares which are the subject of this Agreement will be acquired solely for my account as an investment and will not be purchased with a view toward distribution, resale, subdivision or fractionalization;

                  g. I realize that the Shares cannot be readily sold, that there will be no public market, that I may not be able to sell or to dispose of my interest in the Company and that I therefore must not purchase Shares unless I have liquid assets sufficient to assure that the purchase will cause me no undue financial difficulties;

                  h. I understand that my right to transfer the Shares will be restricted unless the transfer will not be in violation of the Securities Act of 1933 or applicable state securities laws (including investor suitability standards) and that the Company will not consent to transfer of Shares unless the transferee represents that the transferee meets certain financial suitability standards;

                  i. I have carefully reviewed the information relating to the financial status, management, and products of the Company. The Company has made available to me and, if I so requested, to my attorney and accountant, all documents that were reviewed or requested prior to an offer of shares of the Company, and has provided answers to all questions asked of the Company concerning the offering and an investment in the Company. In evaluating the suitability of an investment in the Company, I have not relied upon any representations or other information (whether oral or written) except documents or answers furnished by the Company;

                  j. The information which I provided to the Company is true and correct as of the date of this Subscription Agreement, and I have sufficient knowledge and experience in financial matters that I am capable of evaluating the merits and risks of an investment in the



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Company, and I am able to bear the economic risk of the complete loss of my investment in the Company;

                  k. I acknowledge that the information provided to me regarding the Company is confidential and non-public. I agree that all of the information will be kept in confidence by me and will be neither used to my personal benefit (other than in connection with my subscription for Shares) nor disclosed to any third party, but this obligation does not apply to any such information which (i) is part of public knowledge or is readily accessible as literature at the date of this Subscription Agreement, (ii) becomes part of public knowledge or literature and, thus, becomes readily accessible by publication (except as a result of a breach of this provision), or (iii) is received from third parties (except third parties who disclose it in violation of any confidentiality agreement they may have with the Company;

                  l. I understand that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business;

                  m. I agree and acknowledge that no representations or warranties have been made to me by the Company in connection with my acquisition of Shares;

                  n. I recognize that investment in the Company involves certain risks, and I acknowledge that I have taken full cognizance of the special risks relating to a development stage company and the Shares being offered;

                  o. I understand that the stock certificates for the Shares will include the following legend:

                           "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any applicable state law, and no interest therein may be sold, distributed, assigned, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving these securities or (b) the Company receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for the Company) to the effect that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration."

                  and

                  p. I have discussed with my professional legal, tax, and financial advisers the suitability of an investment in the Company. All information that I have provided to the Company concerning my financial position and me is correct and complete as of the date set of this Subscription Agreement.





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
         IN WITNESS WHEREOF, I have executed this Subscription Agreement this 3rd day of October, 2003.



                             /s/ Robert Jesenik, CEO of JMW Capital Partners
                             --------------------------------------------------
                             Subscriber's Signature

                             JMW Group, LLC
                             --------------------------------------------------
                             Print or Type Subscriber's Name

                             1631 NW Thurman Street, Suite 400
                             --------------------------------------------------
                             Street Address

                             Portland, OR 97209
                             --------------------------------------------------
                             City     State     Zip

                             02-0675908
                             --------------------------------------------------
                             Subscriber's Social Security or
                             Taxpayer Identification Number

                             (503) 419-3500
                             --------------------------------------------------
                             Telephone Number





























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